                                                                     EXHIBIT 4.4

                                                               EXECUTION VERSION

================================================================================



                    ALLIED RISER COMMUNICATIONS CORPORATION,

                                     ISSUER,


                       COGENT COMMUNICATIONS GROUP, INC.,

                                   CO-OBLIGOR,


                                       AND


                            WILMINGTON TRUST COMPANY,

                                     TRUSTEE


                                   ----------

                  7.50% CONVERTIBLE SUBORDINATED NOTES DUE 2007



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 4, 2002


                                       TO


                                    INDENTURE

                            Dated as of June 28, 2000


                                   ----------




================================================================================

         FIRST SUPPLEMENTAL INDENTURE ("First Supplemental Indenture"), dated as of February 4, 2002, among ALLIED RISER COMMUNICATIONS CORPORATION, a Delaware corporation having its principal office at 1700 Pacific Avenue, Suite 400, Dallas, Texas 75201 (the "Company"), COGENT COMMUNICATIONS GROUP, INC., a Delaware corporation having its principal office at 1015 Thirty-First Street, N.W., Washington, D.C. 20007 ("Cogent"), and WILMINGTON TRUST COMPANY, a banking corporation, not in its individual capacity, but solely as Trustee hereunder and under the Indenture (as defined below) (the "Trustee"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

                                    RECITALS

         WHEREAS, the Company and the Trustee have heretofore executed and delivered a certain Indenture, dated as of June 28, 2000 (the "Indenture"), providing for the issuance of Securities;

         WHEREAS the Company, Cogent and a wholly owned subsidiary of Cogent ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of August 28, 2001, as amended by Amendment No. 1, dated as of October 13, 2001 (as so amended, the "Merger Agreement"), which provides for the merger of Merger Sub with and into the Company (the "Merger"), with the Company continuing its corporate existence under the laws of the State of Delaware as a wholly owned subsidiary of Cogent;

         WHEREAS, under the Merger Agreement and at the effective time of the Merger, with certain exceptions, each share of common stock of the Company, par value $0.0001 per share, will be converted into the right to receive 0.0321679 shares of common stock of Cogent, par value $0.001 per share ("Cogent Common Stock");

         WHEREAS, Section 12.11 of the Indenture provides, among other things, that in case of any merger of another Person into or with the Company, with certain exceptions, the Person resulting from such merger shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Outstanding Security shall have the right thereafter, during the period such Security shall be convertible as specified in Section 12.1 of the Indenture, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such merger by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such merger;

         WHEREAS, Section 14.5 of the Indenture provides, among other things, that in certain cases where Section 12.11 applies, the Person resulting from a merger shall execute and deliver to the Trustee a supplemental indenture modifying the provisions of the Indenture including provisions of Article XIV and the definitions of Common Stock and Change in Control, to make such provisions apply in the event of a subsequent Change in Control to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company);

         WHEREAS, Cogent has agreed to become a co-obligor with respect to the due and punctual payment of the principal of and premium, if any, and interest on the Securities and to confirm the rights of Holders to receive Cogent Common Stock upon conversion of the Securities in accordance with Article XII of the Indenture and with respect to the provisions of Section 14.5 of the Indenture;

         WHEREAS, Section 8.1 of the Indenture provides, among other things, that, without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution of the Company, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture (i) under Section 8.1(4), to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11 of the Indenture or to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 14.5, and (ii) under Section 8.1(8) to make any other provisions with respect to matters or questions arising under the Indenture as the Company and the Trustee may deem necessary or advisable and which do not adversely affect the interests of the Holders of Securities in any material respect;

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the board of directors of the Company and by resolutions of the board of directors of Cogent;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I
                    REPRESENTATIONS OF THE COMPANY AND COGENT

         Each of the Company and Cogent represents and warrants as of the date hereof to the Trustee as follows:

         SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 1.2. The execution, delivery and performance by it of this First Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

                                   ARTICLE II
               ASSUMPTION OF OBLIGATIONS; CONVERSION OF SECURITIES

         SECTION 2.1. Cogent hereby agrees, upon the effectiveness of this First Supplemental Indenture, (i) to become jointly and severally liable with the Company as a co-obligor with respect to the due and punctual payment of the principal of and premium, if any, and interest on the Securities under Section
10.1 of the Indenture and in accordance with the terms of the Securities and the Indenture, and (ii) to issue its Common Stock upon conversion of any Security pursuant to Article XII of the Indenture as amended by this First Supplemental Indenture. Notwithstanding such agreement by Cogent, the Company is not relieved of any of its obligations and covenants under the Indenture and the Securities, except for the obligation to issue its common stock upon conversion of Securities pursuant to Article XII of the Indenture.

         SECTION 2.2. The Indenture is hereby amended to provide that upon the effectiveness of this First Supplemental Indenture, on the terms and subject to the conditions set forth in the Indenture, the Holder of each Outstanding Security shall have the right, during the period such Security shall be convertible as specified in Section 12.1 of the Indenture, to convert such Security only into the kind and amount of Cogent Common Stock receivable upon the Merger by a holder of the number of shares of common stock of the Company into which such Security might have been converted immediately prior to the Merger, assuming such holder of common stock of the Company is not a Constituent Person or an Affiliate of a Constituent Person. From and after the effectiveness of the Merger, the Conversion Rate shall be subject to adjustments from time to time which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article XII of the Indenture.

         SECTION 2.3. Upon the effectiveness of this First Supplemental
Indenture:

         (a)   the following definitions are hereby added in Section 1.1 of the
Indenture:

               "COGENT" means Cogent Communications Group, Inc., a Delaware corporation, or any successor thereto.

               "FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture, dated as of February 4, 2002, among the Company, Cogent and the Trustee, to the Indenture.

               "MERGER" has the meaning specified in the recitals to the First Supplemental Indenture.

         (b)   the first sentence of the definition of "Common Stock" in
Section 1.1 of the Indenture is hereby amended to read as follows:

               "COMMON STOCK" means the Common Stock, par value $0.001 per share, of Cogent authorized as of the effective date of the First Supplemental Indenture.

         (c) references in Article XII of the Indenture to the "Company," the "Board of Directors" and the "Officers' Certificate" shall be deemed references to Cogent, the board of directors of Cogent, and an officers' certificate of Cogent, respectively, to the extent necessary and appropriate to effect the intent of Section 2.2 of this Supplemental Indenture.

         (d) references in Section 15.4 of the Indenture to the "Company" shall be deemed to refer to each of the Company and Cogent.

         SECTION 2.4. Upon the effectiveness of this First Supplemental Indenture, (i) the reference in Section 14.2(4) of the Indenture to "the Company's authorized but unissued Common Stock" shall be amended to read "Cogent's authorized but unissued Common Stock;" (ii) the reference in Section 14.3(6) of the Indenture to "the stock transfer books of the Company" shall be amended to read "the stock transfer books of Cogent;" (iii) references in

Section 14.4 of the Indenture (A) to "capital stock of the Company" shall be amended to read "capital stock of Cogent," and (B) to the "Company" shall be amended to read "Cogent."

         SECTION 2.5. Upon the effectiveness of this First Supplemental Indenture, Section 14.5 of the Indenture is hereby amended to read in its entirety as follows:

               SECTION 14.5 CONSOLIDATION, MERGER, ETC. In the case of any merger, consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of Cogent to which Section 12.11 applies, in which the Common Stock is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of Cogent, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Securities following a Change in Control, including without limitation the applicable provisions of this Article XIV and the definitions of Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change in Control to the common stock and the issuer thereof if different from Cogent and Common Stock of Cogent (in lieu of Cogent and the Common Stock of Cogent).

                                   ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.1. This First Supplemental Indenture constitutes an integral part of the Indenture, which, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 3.2. Securities authenticated and delivered after the execution of this First Supplemental Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in this First Supplemental Indenture.

         SECTION 3.3. Notice of the execution of this First Supplemental Indenture shall be given by the Company to the Holder of each Security as provided in Sections 1.6 and 12.11 of the Indenture promptly upon such execution hereof.

         SECTION 3.4. The recitals contained herein shall be taken as the statements of the Company and Cogent, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 3.5. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

         SECTION 3.6. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         SECTION 3.7. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 3.8. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.9. This First Supplemental Indenture shall become effective on the day and year first above written, at the time of effectiveness of the Merger.



         [The balance of this page has intentionally been left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

                                  ALLIED RISER COMMUNICATIONS
                                  CORPORATION


                                  By:
                                     -------------------------------------------
                                     Name:  David Schaffer
                                     Title: Chief Executive Officer



                                  COGENT COMMUNICATIONS GROUP, INC.


                                  By:
                                     -------------------------------------------
                                     Name:  David Schaeffer
                                     Title: Chairman and Chief Executive Officer



                                  WILMINGTON TRUST COMPANY,
                                  not in its individual capacity but solely as Trustee hereunder and under the Indenture


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title: